SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported):  June 23, 2004

_________________

INTERCEPT, INC.
(Exact name of registrant as specified in its charter)

GEORGIA	01-14213	58-2237359
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3150 Holcomb Bridge Road, Suite 200 Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (770) 248-9600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure

On June 24, 2004, InterCept issued a press release regarding the adjournment of its annual shareholders meeting to September 14, 2004; the expansion of its board of directors from six to nine directors and the election of three new directors; and the closing of the previously announced agreement in principle with Sprout Group to modify the terms of the $10 million in preferred stock purchased by Sprout in September 2003. The press release is attached hereto as Exhibit 99.1, and the documents for the preferred stock transaction are attached hereto as Exhibits 3.1, 3.2, 10.1, and 10.2 as noted below.

Item 7.  Financial Statements and Exhibits

(c)       Exhibits.

3.1	Amendment to Articles of Incorporation of InterCept, Inc. designating the rights and preferences of InterCept's Series B Preferred Stock, filed with the Georgia Secretary of State on June 23, 2004.
3.2	Amendment to Articles of Incorporation of InterCept, Inc. eliminating InterCept's Series A
Preferred Stock, filed with the Georgia Secretary of State on June 24, 2004.
10.1	Exchange Agreement dated June 23, 2004 by and between InterCept, Inc., on one hand, and the investors named therein, on the other hand.
10.2	Amendment to Registration Rights Agreement dated June 23, 2004 by and between
InterCept, Inc., on one hand, and the investors named therein, on the other hand.
99.1	Press Release dated June 24, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 24, 2004

INTERCEPT, INC. (Registrant)

By: /s/ John W. Collins John W. Collins Chief Executive Officer

EXHIBIT INDEX

3.1	Amendment to Articles of Incorporation of InterCept, Inc. designating the rights and preferences of InterCept's Series B Preferred Stock, filed with the Georgia Secretary of State on June 23, 2004.
3.2	Amendment to Articles of Incorporation of InterCept, Inc. eliminating InterCept's Series A
Preferred Stock, filed with the Georgia Secretary of State on June 24, 2004.
10.1	Exchange Agreement dated June 23, 2004 by and between InterCept, Inc., on one hand, and the investors named therein, on the other hand.
10.2	Amendment to Registration Rights Agreement dated June 23, 2004 by and between
InterCept, Inc., on one hand, and the investors named therein, on the other hand.
99.1	Press Release dated June 24, 2004.

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